                                                                       EXHIBIT 1


                            FIRST COASTAL BANCSHARES

                           FIRST COASTAL CAPITAL TRUST

                                  330,000 Units

                            Each Unit consisting of:
              One Share of Common Stock of First Coastal Bancshares and One__% Cumulative Preferred Security of First Coastal Capital Trust


                             UNDERWRITING AGREEMENT


                              [_________], 199[__]


PEACOCK, HISLOP, STALEY & GIVEN, INC.
WEDBUSH MORGAN SECURITIES INC.
    As Representatives of the Several Underwriters
c/o Peacock, Hislop, Staley & Given, Inc.
2999 North 44th Street, Suite 100
Phoenix, Arizona 85018

Ladies and Gentlemen:

      First Coastal Bancshares, a California corporation ("First Coastal"), and First Coastal Capital Trust (the "Trust" and, together with First Coastal, the "Offerors"), confirm their agreement (the "Agreement") with each of the Underwriters listed on Schedule I hereto (the "Underwriters"), for whom Peacock, Hislop, Staley & Given, Inc. and Wedbush Morgan Securities Inc. are acting as representatives (in such capacity, the "Representatives"), with respect to the issuance and sale by the Offerors and the purchase by the Underwriters, acting severally and not jointly, of the respective number set forth in Schedule I of 330,000 Units, each Unit consisting of (a) one share of common stock, without par value (the "Common Shares"), of First Coastal and (b) one [__]% Cumulative Preferred Security, liquidation amount $20.00 (the "Preferred Security"), of the Trust.

      The aggregate of 300,000 Units are referred to in this Agreement as the "Firm Units." Pursuant to Section 2 of this Agreement, the Offerors have agreed to grant the Underwriters an option to purchase up to an additional 30,000 Units (the "Option Units" and, together with the Firm Units, the "Units").

      The Offerors propose that the Preferred Securities be issued pursuant to an Amended and Restated Trust Agreement (the "Trust Agreement") among Wilmington Trust Company, as property trustee (the "Property Trustee") and Delaware trustee, the administrators named therein (the "Administrators"), First Coastal and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Preferred Securities will be guaranteed by First Coastal (the "Guarantee") with respect to distributions and to payments upon liquidation, redemption and otherwise pursuant to the Guarantee Agreement (the "Guarantee Agreement") between Wilmington Trust Company, as guarantee trustee (the "Guarantee
Trustee") and First Coastal. First Coastal also will, pursuant to the Agreement as to Expenses and Liabilities (the "Expense Agreement") between First Coastal and the Trust, guarantee the full payment of any cost, expense or liabilities of the Trust, other than payments to holders of Preferred Securities pursuant to the terms of the Preferred Securities. The proceeds from the sale of the Preferred Securities in the Offering will be combined with the proceeds from the sale by the Trust to First Coastal of the Trust's common securities (the "Trust Common Securities") and will be used by the Trust to purchase [__]% Junior Subordinated Debentures due December 31, 2028 (the "Junior Subordinated Debentures") issued by First Coastal pursuant to an indenture (the "Indenture") between First Coastal and Wilmington Trust Company, as indenture trustee (the "Indenture Trustee").

      The Units, the Preferred Securities, the Common Shares, the Trust Common Securities, the Guarantee and the Junior Subordinated Debentures are hereinafter collectively referred to as the "Securities." The Indenture, the Trust Agreement, the Guarantee Agreement, the Expense Agreement and this Agreement are hereinafter referred to collectively as the "Operative Documents." The offering of the Securities pursuant to this Agreement is referred to as the "Offering."

      The Offerors have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 (File No. 333-[______]) containing a preliminary prospectus relating to the Offering under the Securities Act of 1933, as amended (the "Securities Act"), and have filed such amendments thereto and such amended preliminary prospectuses as may have been required by the Commission on or prior to the date hereof. Promptly after execution and delivery of this Agreement, the Offerors will file such additional amendments to the registration statement and such amended prospectuses relating to the Offering (pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules and regulations of the Commission thereunder (the "Exchange Act Regulations"), the Securities Act, the rules and regulations of the Commission under the Securities Act (the "Securities Act Regulations") or otherwise) as may hereafter be required by the Commission or pursuant to the terms of this Agreement. Such registration statement, as amended, at the time such registration statement becomes effective and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, at the time such post-effective amendment becomes effective (including all financial statements, schedules and exhibits thereto and the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the Securities Act Regulations), as from time to time amended or supplemented pursuant to the Exchange Act, the Exchange Act Regulations, the Securities Act, the Securities Act Regulations or otherwise, is referred to herein as the "Registration Statement." Any registration statement increasing the size of the Offering filed pursuant to Rule 462(b) of the Securities Act Regulations is referred to herein as a "Rule 426(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, including all financial statements, schedules and exhibits thereto, is referred to herein as the "Prospectus," except that if any revised prospectus relating to the Offering shall be provided to the Underwriters by the Offerors for use in the Offering which differs from the prospectus relating to the Offering on file at the Commission at the time of such use (whether or not such revised prospectus is required to be filed by the Offerors pursuant to Rule 424(b) of the Securities Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. The term

"Preliminary Prospectus" means the preliminary prospectus dated [______], 1998 distributed by the Underwriters prior to the date hereof.

      The Offerors understand that the Underwriters propose to make the Offering of the Securities as soon as the Representatives deem advisable after the Registration Statement becomes effective and after the Trust Agreement, the Indenture and the Guarantee Agreement have been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act").

      1. REPRESENTATIONS AND WARRANTIES. The Offerors jointly and severally represent and warrant to each Underwriter as of the date hereof and as of each Closing Date, and agree with each Underwriter that:

            (a) Registration Statement. The Offerors meet the requirements for use of Form SB-2 under the Securities Act. The Offerors have filed the Registration Statement with the Commission. The Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representatives, have been declared effective by the Commission in such form. Other than such Registration Statement and any such post-effective amendment, no document with respect to the Registration Statement has been filed with the Commission. No stop order suspending the effectiveness of the Registration Statement, or any amendment thereto and no cease and desist order or temporary order under
      Section 8A of the Securities Act has been issued, and no proceeding for either such purpose has been instituted or is pending or threatened by the Commission. No order preventing or suspending the use of any Prospectus or any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Securities Act Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in the Preliminary Prospectus in reliance upon and in conformity with information furnished in writing to the Offerors by or on behalf of the Representatives specifically for use in connection with the preparation of the Preliminary Prospectus.

            (b) Accuracy of Information. The Registration Statement conforms, and the Prospectus and any Rule 462(b) Registration Statement and any further amendment or supplement to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Securities Act and the Securities Act Regulations and will not, as of the effective date of each of such Registration Statements and any amendment thereto, and as of the applicable filing date of the Prospectus and any amendment or supplement thereto, and as of each Closing Date contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in the Registration Statement or Prospectus in reliance upon and in conformity with information furnished in writing to the Offerors by or on behalf of the Representatives specifically for use in connection with the preparation of the Registration Statement or Prospectus.

            (c) Independent Accountants. Vavrinek, Trine, Day & Co. LLP, the accountants who examined the financial statements of First Coastal and, for the year ended December 31, 1997, and subsequent periods, American Independent Bank, N.A. ("AIB"), in each case filed as part of the Registration Statement and the Prospectus, are, and were during the periods covered in such financial statements, independent certified public accountants with respect to First Coastal and AIB within the meaning of the Securities Act and the Securities Act Regulations. McGladrey & Pullen, LLP, the accountants who examined the financial statements of AIB for the year ended December 31, 1996 filed as part of the Registration Statement and the Prospectus, were during the period covered in such financial statements, independent certified public accountants with respect to AIB within the meaning of the Securities Act and the Securities Act Regulations.

            (d) Financial Statements. The consolidated financial statements of First Coastal and its subsidiaries, together with the related notes thereto, included in the Registration Statement and the Prospectus (collectively, the "Financial Statements") present fairly the consolidated financial position and the consolidated results of operations, stockholders' equity and cash flows of First Coastal and its subsidiaries as at the dates and for the respective periods specified therein. The Financial Statements are accurate, complete and correct in all material respects, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The summaries of the Financial Statements and the tables included in the Preliminary Prospectus and the Prospectus are accurate and correct, fairly present the information purported to be shown thereby as at the dates and for the periods indicated and are consistent with the Financial Statements to the extent they are derived from the Financial Statements.

            (e) Absence of Changes. Subsequent to the dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise set forth in the Registration Statement or the Prospectus, respectively, (i) there has been no material adverse change, or development reasonably likely to result in a material adverse change, in the financial condition, earnings, business, assets or results of operations of First Coastal, the Trust or First Coastal Bank, National Association (the "Bank"), whether or not arising from transactions in the ordinary course of business, (ii) neither First Coastal, the Trust nor the Bank has incurred any material liabilities or obligations, direct or contingent, or entered into any transaction not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and (iii) there has not been any change in the capital stock, or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase capital stock, of First Coastal, the Trust or the Bank.

            (f) Incorporation and Authority of First Coastal. First Coastal has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, with full corporate power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under the Operative Documents, as applicable, and the Securities; First Coastal is duly qualified to do business as a foreign corporation and is in good standing under the laws of the State of California and each other jurisdiction in which the conduct of its business or ownership or lease of its properties requires such qualification and where the failure to be so qualified would, individually or in the aggregate, have a material adverse effect on the financial condition, earnings, business, assets or results of operations of First Coastal; and First Coastal is duly registered as a bank holding company with the Board of Governors of the Federal Reserve System (the "FRB") under the Bank Holding Company Act of 1956, as amended (the "BHC Act") and all of the activities of First Coastal are among those permitted to bank holding companies under applicable law, including, but not limited to, the BHC Act and regulations thereunder.

            (g) Organization and Authority of the Bank. The Bank has been duly organized and is validly existing as a national banking association in good standing, with the corporate authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation, or is exempt from such qualification, and is in good standing under the corporation and banking laws of each jurisdiction in which the conduct of its business or ownership or lease of its properties requires such qualification and where the failure to be so qualified would, individually or in the aggregate, have a material adverse effect on the financial condition, earnings, business, assets or results of operations of the Bank; the Bank is a member in good standing of the Federal Reserve System (the "FRS"), the deposit accounts maintained at the Bank are insured by the Federal Deposit Insurance Corporation ("FDIC") to the fullest extent permitted by law, and no proceedings for the termination or revocation of such membership or insurance are pending or, to the knowledge of the Bank, threatened.

            (h) Organization and Authority of the Trust. The Trust has been duly created and is validly existing in good standing as a business trust under the Business Trust Act of the State of Delaware with the power and authority to own property and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under the Operative Documents, as applicable, and the Securities; the Trust is duly qualified to transact business and is in good standing in the State of California and in each other jurisdiction in which the conduct of its business or ownership or lease of its properties requires such qualification and where the failure to be so qualified would, individually or in the aggregate, have a material adverse effect on the financial condition, earnings, business, assets or results of operations of the Trust; the Trust is not a party to or otherwise bound by any agreement other than those described in the Registration Statement and the Prospectus; and based on expected operations and current law the Trust is and will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

            (i) Capital Stock of First Coastal. First Coastal's authorized equity capitalization is as set forth in the Prospectus. All of the outstanding shares of capital stock of First Coastal have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable federal and state securities laws, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. The holders of First Coastal capital stock are not subject to personal liability by reason of being such holders. Except as otherwise stated in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of capital stock of First Coastal pursuant to the Articles of Incorporation or Bylaws of First Coastal or any agreement or other instrument to which First Coastal is a party or by which First Coastal is bound. Neither the offering nor the sale of the Securities gives or will give rise to any rights for or relating to the registration of any shares of capital stock or other securities of First Coastal (not including the Securities) under the Securities Act or under the securities or Blue Sky laws of any state that have not been satisfied or waived prior to the date hereof. Except as stated in the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from First Coastal any shares of capital stock of First Coastal.

            (j) Capital Stock of the Bank. First Coastal has no subsidiaries other than the Bank and the Trust. First Coastal owns beneficially and of record all of the issued and outstanding capital stock of the Bank, free and clear of any mortgage, pledge, lien, encumbrance or claim, except as described in the Prospectus and as provided by 12 U.S.C. Section 55. All of the issued and outstanding shares of capital stock of the Bank have been duly and validly authorized and issued and are fully paid and nonassessable, and except as disclosed in the Prospectus, there are no outstanding options, warrants or other rights which require the issuance or sale of, and no commitment, plan or arrangement to issue, any capital stock of the Bank, or any security convertible into or exchangeable for any such stock.

            (k) Common Shares. The Common Shares offered hereby have been duly and validly authorized and, when issued and delivered to the Underwriters pursuant to this Agreement, will be fully paid and nonassessable, free and clear of all liens, security interests, claims and encumbrances and restrictions on transfer (except restrictions on transfer, if any, imposed by the securities or Blue Sky laws of any state). The Common Shares will conform in all material respects to the description thereof contained in the Prospectus and the issuance of the Common Shares hereunder will not be subject to preemptive or other similar rights (contractual or other). The certificates representing the Common Shares are in valid and sufficient form.

            (l) Trust Common Securities. The Trust Common Securities have been duly authorized by the Trust Agreement and, when issued and delivered by the Trust to First Coastal against payment therefor as described in the Registration Statement and the Prospectus, will be validly issued undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement. The Trust Common Securities will conform in all material respects to the description thereof contained in the Prospectus and the issuance of the Trust Common Securities will not be subject to preemptive or other similar rights (contractual or other). At each Closing Date all of the issued and outstanding Trust Common Securities will be directly owned by First

      Coastal free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right. Upon issuance, the certificate representing the Trust Common Securities will be in valid and sufficient form.

            (m) Preferred Securities. As of each Closing Date the Preferred Securities will have been duly authorized by the Trust Agreement and, when issued and delivered against payment therefor in accordance with the Trust Agreement, as provided herein, will be validly issued, fully paid and nonassessable undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement. The Preferred Securities will conform in all material respects to the description thereof contained in the Prospectus and the issuance of the Preferred Securities will not be subject to preemptive or other similar rights (contractual or other). Upon issuance, the certificates representing the Preferred Securities will be in valid and sufficient form.

            (n) Representatives' Warrants. First Coastal has full corporate power and authority to authorize, issue and sell the Representatives' Warrants (as defined in Section 5(q)) on the terms and conditions set forth in this Agreement, and has taken all corporate action necessary therefor. No consent, approval, authorization or other order of any regulatory authority is required for such authorization, issue or sale, except as may be required under the Securities Act or state Blue Sky laws. As of the Closing Date, the Representatives' Warrants shall have been duly authorized, executed and delivered by First Coastal to the Representatives and will be the legal, valid and binding obligations of First Coastal enforceable in accordance with their terms, subject to the Enforceability Exceptions (as defined below). The holders of the Representatives' Warrants will, upon their exercise, be entitled to purchase Common Shares in accordance with the terms and conditions set forth in the form of Representatives' Warrant attached to this Agreement as Exhibit A. The Common Shares issuable upon exercise of the Representatives' Warrants will upon such issuance be duly and validly authorized, fully paid and nonassessable. First Coastal has duly authorized and reserved for issuance such number of Common Shares as are initially issuable upon exercise of the Representatives' Warrants.

            (o) Legal Compliance. (i) At all times, each of First Coastal, the Trust and the Bank has conducted its businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders (including, without limitation, the Federal Deposit Insurance Act, as amended, and the rules and regulations of the FDIC, FRB and the Office of the Comptroller of the Currency ("OCC")), and (ii) each of First Coastal, the Trust and the Bank holds all licenses, certificates, permits and other governmental authorizations required for the conduct of its business as now being conducted and as described in the Prospectus, and all such licenses, certificates, permits and other governmental authorizations are in full force and effect, and each of First Coastal, the Trust and the Bank is in all material respects complying therewith. No such license, certificate, permit or other governmental authorization contains a materially burdensome restriction not adequately described in the Prospectus.

            (p) No Breach or Violation. Neither First Coastal, the Trust nor the Bank is (i) in violation of its articles of incorporation, declaration of trust, articles of association, bylaws or other similar charter documents, (ii) in breach or violation of or in default under the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement or other evidence of indebtedness or other agreement, obligation, condition, covenant or instrument to which First Coastal, the Trust or the Bank is a party or is bound, or by which any of its property may be subject, where any such default, breach or violation would have, individually or in the aggregate, a material adverse effect on the financial condition, earnings, business, assets or results of operations of First Coastal, the Trust or the Bank, on the performance of this Agreement or any other Operative Document, or on the consummation of the transactions contemplated hereby and thereby, or (iii) in breach or violation of or in default under any statute, law, decree, order, rule or regulation applicable to First Coastal, the Trust or the Bank of any court or regulatory, administrative or governmental agency, body or authority having jurisdiction over First Coastal, the Trust or the Bank or their property, where any such default, breach or violation would have, individually or in the aggregate, a material adverse effect on the financial condition, earnings, business, assets or results of operations of First Coastal, the Trust or the Bank, on the performance of this Agreement or any other Operative Document, or on the consummation of the transactions contemplated hereby and thereby.

            (q) No Conflicts. Neither the execution, delivery and performance of this Agreement or any of the Operative Documents nor the consummation of the transactions contemplated hereby, thereby or in the Prospectus, including, without limitation, the issuance, sale and delivery of the Securities, will (i) conflict with, or result in a breach or violation of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of First Coastal, the Trust or the Bank pursuant to, the terms of any indenture, contract, mortgage, lease, deed of trust, note agreement, loan agreement or other agreement or instrument to which First Coastal, the Trust or the Bank is a party or by which First Coastal, the Trust or the Bank or any of their material properties or assets may be bound, (ii) violate or conflict with any provision of the charter, articles of association or bylaws of First Coastal, the Trust or the Bank or any statute, law, judgment, decree, order, rule or regulation applicable to First Coastal, the Trust or the Bank of any court, regulatory, administrative or governmental agency or body, arbitrator or authority having jurisdiction over First Coastal, the Trust or the Bank or any of its property (including, without limitation, the applicable rules and regulations of the FDIC, FRB and OCC).

            (r) Litigation. Except as stated in the Prospectus, there is no litigation or legal, regulatory, administrative or other governmental action, suit or proceeding, or, to the knowledge of the Offerors, investigation, by or before any court, regulatory, administrative or governmental agency, arbitrator, body or authority pending or, to the knowledge of the Offerors, threatened against, or involving any of the properties or business of, First Coastal, the Trust or the Bank that, if determined adversely to First Coastal, the Trust or the Bank, would, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, prospects, assets, or results of operations of First Coastal, the Trust or the Bank, and no such litigation, action, suit or proceeding, or, to the knowledge of the Offerors, investigation, against, or involving any of the properties or business of, First Coastal, the Trust or the Bank is pending or, to the knowledge of the Offerors, threatened that would or would be reasonably likely to have an adverse effect upon the performance of this Agreement or the other Operative Documents or the consummation of the transactions hereby and thereby contemplated. No person has sought to obtain review of any transaction contemplated hereby or by any Operative Document or otherwise challenged any aspect of the offer, sale or issuance of the Securities, and, to the knowledge of the Offerors, no such review or challenge is threatened by any regulatory, administrative or governmental authority or any other person or entity.

            (s) Real and Personal Property. Except as otherwise set forth in the Prospectus or such as are not material to the business, financial condition or results of operation of First Coastal, the Trust or the Bank, each of First Coastal, the Trust and the Bank has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions (except liens for taxes not yet due and payable), to all real and personal property described in the Prospectus as being owned by it. Except as otherwise set forth in the Prospectus or such as are not material to the financial condition, earnings, business, assets or results of operations of First Coastal, the Trust or the Bank, each of First Coastal, the Trust and the Bank has valid and binding leases to the real and personal property described in the Prospectus as being under lease to it, and each enjoys peaceful and undisturbed possession under all such leases to which it is a party as lessee with such exceptions as do not materially interfere with the use of the leased property made by First Coastal, the Trust or the Bank.

            (t) Insurance. First Coastal, the Trust and the Bank maintain insurance in accordance with the practice and custom for bank holding companies, financing subsidiaries and banks.

            (u) Fees and Commissions. Other than as contemplated by this Agreement, neither First Coastal, the Trust nor the Bank has incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or any other Operative Document, the consummation of the transactions contemplated hereby or thereby or the introduction of the Offerors to the Underwriters.

            (v) Investment Company. Neither First Coastal, the Trust nor the Bank is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

            (w) Taxes. Each of First Coastal, the Trust and the Bank has filed all necessary federal, state and foreign income and franchise tax returns required to be filed and paid all taxes shown as due thereon, except where the failure to file or pay would not have a material adverse effect upon the financial condition, earnings, business, assets or results of operations of First Coastal, the Trust or the Bank; no tax deficiency has been asserted or threatened against First Coastal, the Trust or the Bank which would materially adversely affect the financial condition, earnings, business, assets or results of operations of First Coastal, the Trust or the Bank.

            (x) Intellectual Property. Each of First Coastal and the Bank own or possess adequate rights to use all patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, franchises, copyrights and licenses necessary for the conduct of its business as currently carried on and as described in the Prospectus; neither First Coastal, the Bank nor any partnership or joint venture in which First Coastal or the Bank is a partner or participant has received any notice of conflict with the asserted rights of others in respect thereof, and the Offerors are not aware of any presently existing facts or circumstances that could reasonably be expected to result in such a conflict.

            (y) Labor Relations. No labor dispute with the employees of First Coastal or the Bank exists or, to the knowledge of the Offerors, is imminent; and the Offerors have no knowledge of any existing or imminent labor dispute or disturbance by the employees of any of principal suppliers, depositors, borrowers or customers of First Coastal or the Bank reasonably likely to result in a material adverse change in the financial condition, earnings, business, assets or results of operations of First Coastal, the Trust or the Bank.

            (z) Underwriting Agreement. This Agreement has been duly and validly authorized, executed and delivered by each of First Coastal and the Trust.

            (aa) No Consent. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or any of the other Operative Documents by First Coastal or the Trust or for the consummation of the transactions contemplated hereby or thereby, including, without limitation, the issuance, sale and delivery of the Securities, except such as may be required under the securities or Blue Sky laws of any state in connection with the purchase and distribution of the Securities as contemplated in this Agreement and the other Operative Documents, and such others (specified in writing to the Representatives) as have been obtained or made.

            (bb) Regulatory Reports. Each report filed by First Coastal or the Bank with the FDIC, FRB or OCC between July 1, 1996, and the date of this Agreement, as of the date such report was filed, conformed in all material respects with the applicable requirements of the FDIC, FRB and OCC.

            (cc) Internal Controls. Each of First Coastal, the Trust and the Bank maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principals and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (dd) Related Transactions. Except as stated in the Prospectus, neither First Coastal, the Trust nor the Bank is a party to any contract or agreement (whether oral or written) with any affiliate, director or officer of First Coastal, the Trust, the Bank or any of their subsidiaries.

            (ee) Operative Documents. Each of the Operative Documents (other than this Agreement) has been duly authorized, executed and delivered by each Offeror that is a party thereto, and will, at each Closing Date, be a valid and binding obligation of each Offeror that is a party thereto, enforceable against such Offeror in accordance with its terms, except to the extent that enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and the availability of equitable remedies (collectively, the "Enforceability Exceptions").

            (ff) Trust Indenture Act. Each of the Trust Agreement, the Guarantee Agreement and the Indenture shall have been duly qualified under the 1939 Act as of each Closing Date.

            (gg) Junior Subordinated Debentures. The Junior Subordinated Debentures have been duly authorized by First Coastal and, at each Closing Date, will have been duly executed by First Coastal and, when authenticated in the manner provided in the Indenture and delivered against payment therefor as described in the Registration Statement and the Prospectus will constitute legally valid and binding obligations of First Coastal, enforceable against First Coastal in accordance with their terms, except as enforcement thereof may be limited by the Enforceability Exceptions; and the Junior Subordinated Debentures will be in the form contemplated by, and entitled to the benefits of, the Indenture and will conform in all material respects to the description thereof in the Prospectus; and the issuance of the Junior Subordinated Debentures will not be subject to preemptive or similar rights.

            (hh) Administrators. Each of the Administrators of the Trust is an officer of First Coastal and has been duly authorized by First Coastal to execute and deliver the Trust Agreement.

            (ii) Descriptions of Securities and Operative Documents. The Securities and the Operative Documents conform in all material respects to the summary descriptions thereof contained in the Registration Statement and the Prospectus.

            (jj) Stabilization, Other Securities Sales. Neither First Coastal, the Trust or the Bank has (i) taken or will take, directly or indirectly, any action which constitutes, or which is designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities and (ii) since the filing of the Registration Statement, except for the marketing of the Securities and the payment to the Underwriters of the compensation contemplated by Section 2 of this Agreement, (A) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of the Securities or (B) paid or agreed to pay to any person any compensation for soliciting another person to purchase any securities of First Coastal, the Trust or the Bank.

      2.    PURCHASE AND SALE.

      (a) On the basis of the representations, warranties and agreements contained in this Agreement, and subject to the terms and conditions hereof, the Offerors agree to issue and sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Offerors the number of Firm Units set forth on Schedule I opposite the name of such Underwriter, plus any additional Units the Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof, at a price of $[_____] per Unit payable as follows: $20.00 per Unit to the Trust for each Preferred Security and $[____] per Unit to First Coastal for each Common Share. In addition, as compensation to the Underwriters for their commitments hereunder and in view of the fact that the proceeds of the sale of the Preferred Securities will be used to purchase Junior Subordinated Debentures of First Coastal, First Coastal hereby agrees to pay at each Closing Date to the Representatives in immediately available funds, for the accounts of the several Underwriters, $[_____] per Preferred Security to be delivered by the Trust hereunder at such Closing Date or, if agreed by the Representatives and First Coastal, by deduction from the amount payable by the Underwriters to the Trust in respect of the Preferred Securities being purchased on such date.

      (b) In addition, on the basis of the representations, warranties and agreements contained in this Agreement, and subject to the terms and conditions hereof, the Offerors hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 33,000 Optional Units at the purchase price per Unit to be paid for the Firm Units, for use solely in covering any over-allotments made by the Representatives for the account of the Underwriters in the sale and distribution of the Firm Units. The option granted hereunder may be exercised at any time on one or more occasions within 45 days after the first date that any of the Units are released by the Representatives for sale to the public, upon notice by the Representatives to First Coastal setting forth the aggregate number of Optional Units as to which the Underwriters are exercising the option and the time of delivery. Such time of delivery shall be determined by the Representative, but if at any time other than the Initial Closing Date shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. The number of Optional Units to be purchased by each Underwriter shall be determined by multiplying the number of Optional Units to be sold by the Offerors pursuant to such notice of exercise by a fraction, the numerator of which is the number of Firm Units to be purchased by such Underwriter as set forth opposite its name in
Schedule I and the denominator of which is 330,000 (subject to such adjustments to eliminate any fractional share purchases as the Representatives in their discretion may make). The manner of payment for and delivery of the Optional Units shall be the same as for the Firm Units purchased from the Offerors as specified in the three preceding paragraphs. At any time before lapse of the option, the Representatives may cancel such option by giving written notice of such cancellation to First Coastal. If the option is canceled or expires unexercised in whole or in part, the Offerors will deregister under the Securities Act the number of Optional Units as to which the option has not been exercised.

      3. DELIVERY AND PAYMENT. The initial delivery of the certificates representing the Common Shares and Preferred Securities underlying the Units and payment therefor shall be made at 10:00 a.m., Los Angeles Time, on [_______], 199[__], or such later time as the Representatives and First Coastal shall determine, which date and time may be postponed as provided in Section 9 hereof (such initial date and time of delivery and payment called the "Initial Closing Date"). Delivery of the certificates of Common Shares and Preferred Securities underlying the Units shall be made for the account of the respective Underwriters against payment by the Underwriters of the purchase price thereof by wire transfer of same day funds in Los Angeles, California to First Coastal and the Trust in the amounts specified in Section 2(a). Delivery of the certificates of Common Shares and Preferred Securities underlying the Units shall be made at the offices of Munger, Tolles & Olson LLP, 355 South Grand Avenue, Los Angeles, California, or such location as the Representatives may designate at least one business day in advance of any Closing Date. The Initial Closing Date and the subsequent closing dates, if any, for delivery and payment of the certificates of Common Shares and Preferred Securities underlying the Option Units shall be collectively referred to herein as the "Closing Date."

      4. OFFERING BY UNDERWRITERS. It is understood that the Underwriters propose to offer the Units for sale to the public as set forth in the Prospectus. The Underwriters will, and hereby agree to, cooperate with the Offerors to prevent any person from acquiring more than 9.9% of the outstanding Common Shares, and use all reasonable efforts to implement and comply with procedures prescribed by the Offerors or agents thereof to prevent any such acquisition.

      5. COVENANTS OF THE OFFERORS. The Offerors jointly and severally covenant and agree with each Underwriter that:

            (a) Registration Statement and Prospectus. The Offerors will make no further amendment or any supplement to the Registration Statement or the Prospectus prior to any Closing Date which is reasonably disapproved by the Representatives after reasonable notice thereof. The Offerors will notify the Representatives immediately and confirm the notice in writing
      (i) when any post-effective amendment to the Registration Statement (and any other amendment thereto) has been declared effective by the Commission, (ii) of the transmittal to the Commission for filing of any amendment or supplement to the Prospectus, (iii) of the receipt by the Offerors of any comments from the Commission or any state securities commission with respect to the transactions contemplated by this Agreement, (iv) of any request by the Commission or any state securities commission for any amendment or supplement to the Registration Statement or the Prospectus, or for additional information, (v) of the issuance by the Commission or any state securities commission or court of competent jurisdiction of any order suspending either the Offering or the use of either the Preliminary Prospectus or the Prospectus or of the threat of any such action by any such entity, (vi) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any amendment thereto or of the receipt by the Offerors of any notification with respect to the suspension of the registration qualification or exemption of the Units for offering or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose. The Offerors will use their best efforts to prevent the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such registration, qualification of exemption, and if such an order is issued, the Offerors promptly will use their best efforts to obtain its withdrawal.

            (b) Amendments to Registration Statement. The Offerors will give the Representatives notice of their intention to file or prepare any amendment or supplement to the Registration Statement or any filing under Rule 462(b) or any amendment or supplement to the Prospectus (whether, in the case of the Registration Statement and the Prospectus, by the filing of documents pursuant to the Exchange Act, the Securities Act or otherwise and, in the case of the Prospectus, by amending or supplementing the Prospectus then being used by the Underwriters) and will furnish the Representatives with copies of any such amendment or supplement or other document proposed to be filed a reasonable amount of time prior to such proposed filing and will not file any such amendment or supplement or other document or use any such prospectus to which the Representatives or counsel to the Underwriters shall reasonably object.

            (c) Required Amendments to the Registration Statement. If, at any time during the period when the Underwriters are engaged in marketing or sales efforts relating to the Securities or when a Prospectus is required to be delivered in connection with the distribution of the Securities, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Registration Statement or the Prospectus to comply with applicable law, the Offerors promptly will prepare, subject to paragraph (b) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance.

            (d) Copies of the Registration Statement. The Offerors have furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement as originally filed and of each amendment thereto including exhibits filed therewith and copies of all consents and certificates of experts, and will also deliver to the Representatives a copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.

            (e) Copies of the Prospectus. The Offerors have delivered or will deliver to each Underwriter, without charge, from time to time until the effective date of the Registration Statement, as many copies of each Preliminary Prospectus as such Underwriter may reasonably request, and the Offerors hereby consent to the use of such copies for purposes permitted by the Securities Act. The Offerors will furnish to each Underwriter, without charge, from time to time during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the Securities

      Act or the Exchange Act or the respective applicable rules and regulations of the Commission thereunder.

            (f) Rule 430A Compliance. If, at the time that the Registration Statement or a post-effective amendment thereto becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the Securities Act Regulations, then immediately following effectiveness, the Offerors will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) of the Securities Act Regulations, copies of an amended Prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted and will use its best efforts to cause any such post-effective amendment to be declared effective as promptly as practicable.

            (g) Qualification under State Securities Laws. The Offerors will use their best efforts to qualify the Securities for sale, to the extent that exemptions from qualification requirements are not available, under the securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will file such consents to service of process or other documents as may be necessary in order to effect such qualifications. The Offerors will file such statements and responses as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided. In the event of any action suspending any such qualification, the Offerors will promptly notify the Representatives and promptly use their reasonable efforts to obtain withdrawal or reversal of any such action.

            (h) Payment of Expenses. Whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, First Coastal will pay or cause to be paid the following fees, disbursements and expenses customarily incurred in an offering of trust preferred securities and common stock: (i) the preparation, printing or other production and filing of documents with respect to the transaction (including the Operative Documents) and any costs of preparation, printing and filing of the Registration Statement originally filed with respect to the Securities and any amendment thereto, any Rule 462(b) Registration Statement, and the Prospectus and any amendment or supplement thereto, this Agreement and any blue sky memoranda; (ii) all arrangements relating to the delivery to the Underwriters of copies of the foregoing documents in such quantities as the Underwriters may reasonably request; (iii) filing fees, costs and expenses incurred in connection with obtaining regulatory approvals (or obtaining confirmation that any such approval is not required); (iv) filing fees, costs and expenses incurred in qualifying the offering under the "Blue Sky" laws of such states as, in the opinion of the Representatives, are desirable for a proper distribution of, or secondary offering of, the Securities, including the reasonable fees and expenses of counsel to the Underwriters; (v) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Offerors; (vi) the costs of preparing and engraving certificates representing the Securities; (vii) any transfer agent fees and all transfer taxes and registrar fees; (viii) the filing fees of the Commission and the National Association of Securities Dealers, Inc. relating to the Securities; (ix) the fees and expenses of listing the Securities on a stock exchange or qualifying the Securities for inclusion on the Nasdaq SmallCap Market or other quotation service; (x) the fees and expenses of the trustees appointed under the Operative Documents, including the fees an disbursements of counsel for such trustees in connection with the Operative Document; (xi) the travel and lodging expenses of employees of the Offerors who participate in the advertising and marketing of the Securities; and (xii) all other costs and expenses incident to the performance of the obligations of the Offerors hereunder which are not otherwise specifically provided for in this Section.

            (i) Earnings Statements. Each of the Offerors will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the Securities Act Regulations) covering a 12-month period beginning not later than the first day of the Offeror's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

            (j) Information to the Representatives. During the period of two years after the date hereof, the Offerors will promptly furnish to the Representatives copies of (i) all reports or other communications (financial or otherwise) furnished generally to stockholders of the Offerors, or furnished to or filed with the Commission or any other supervisory or regulatory authority pursuant to the Exchange Act or the requirements of any national securities exchange or system on which any class of securities of the Offerors is listed or quoted, and (ii) such additional information concerning the businesses and financial condition of the Offerors as the Representatives may from time to time reasonably request. If, and so long as, First Coastal has active subsidiaries, such financial reports will be on a consolidated basis to the extent the accounts of First Coastal and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission. To the extent such reports or communications are not otherwise available to the public, the Representatives will keep such information confidential (unless otherwise agreed by First Coastal) and will not disseminate such information.

            (k) Compliance with Securities Laws. During any period when the Underwriter is engaged in sales efforts relating to the Securities or when a Prospectus is required to be delivered in connection with the distribution of the Securities, the Offerors will comply, so far as they are able and at their own expense, with all requirements imposed upon them by the Securities Act and the Exchange Act and the Securities Act Regulations and the Exchange Act Regulations of the Commission promulgated under such statutes, including, without limitation, Regulation M under the Exchange Act, so far as necessary to permit the continuance of sales of or dealing in the Securities during such period in accordance with the provisions hereof and the Prospectus.

            (l) Lock-Up Agreement. Except as may be necessary or reasonably desirable in order to comply with the requirements of appropriate banking regulators, neither First Coastal, the Trust, the Bank nor any of their subsidiaries will, for a period of fifteen (15) months following the date hereof, without the written consent of the Representatives, offer for sale, sell or contract to sell, grant any option for the sale or otherwise issue or dispose of, directly or indirectly, or announce the offering of, any shares of common stock or any shares of preferred stock, or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, shares of common stock or preferred stock, of First Coastal, the Trust, the Bank or any of their subsidiaries, except for (i) the issuance of the Securities hereunder, (ii) the issuance of Common Shares upon conversion of the outstanding shares of the Series A 10% Cumulative Convertible Preferred Stock (the "Series A Preferred"), (iii) the issuance of Common Shares pursuant to the exercise of First Coastal options or warrants outstanding on the date hereof, (iv) the issuance of stock options pursuant to First Coastal's 1996 Stock Option Plan, as it may be amended from time to time, in an amount equal to or less than those issued in fiscal year 1998 through the date of this Agreement, and (v) the issuance to Charles E. Brooks of up to 8,000 stock options pursuant to his employment agreement with First Coastal.

            (m) Transfer Agent. Prior to the Initial Closing Date, the Offerors shall retain as a transfer agent for the Common Shares and the Preferred Securities U.S. Stock Transfer Corporation. So long as any of the Securities are outstanding, the Offerors shall continue to maintain a transfer agent, which may be either U.S. Stock Transfer Corporation or a replacement transfer agent selected by the Offerors and reasonably acceptable to the Representatives. The Representatives consent to the appointment of Wilmington Trust Company as the transfer agent for the Preferred Securities when the Preferred Securities may be traded separately from the Common Shares.

            (n) Redemptions and Dividends. Neither Offeror will acquire any of its capital stock prior to any Closing Date nor will any Offeror declare or pay any dividend or make any other distribution upon its capital stock payable to the shareholders of record on a date between the date hereof and any Closing Date, except as disclosed in the Prospectus and except for regular cash dividends on First Coastal's Series A Cumulative Convertible Preferred Stock.

            (o) Use of Proceeds. The Trust will apply the net proceeds from the sale of the Preferred Securities and First Coastal will apply the net proceeds from the sale of the Common Shares and the Junior Subordinated Debentures for the purposes set forth under "Use of Proceeds" in the Preliminary Prospectus and the Prospectus.

            (p) Fees and Commissions. Neither Offeror will incur any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or any other Operative Document or the consummation of the transactions contemplated hereby and thereby.

            (q) Representatives' Warrants. Simultaneously with the purchase and payment by the Underwriters of the Units on the Initial Closing Date, First Coastal shall sell, at a price of $0.001 per warrant, and issue and deliver to the Representatives 16,500 warrants, in the form attached to this Agreement as Exhibit A (the "Representatives' Warrants"), to purchase an aggregate of 16,500 shares of First

      Coastal common stock (equal to five percent of the number of Units purchased by the Underwriters on the Initial Closing Date) at a price per share equal to the greater of (i) 120% of the initial public offering price per share allocated to the Common Shares and (ii) $9.00. The Representatives' Warrants will be not be exercisable for the first year following the Initial Closing Date, and shall thereafter be exercisable for four years.

            (r) Application to Nasdaq. Following the Closing Date, First Coastal shall use its best efforts to meet the minimum corporate governance requirements for quotation of the Units, the Common Shares and the Preferred Securities on the Nasdaq SmallCap Market. If and when First Coastal meets such requirements and the other requirements for quotation, First Coastal shall take such action, including the filing of required applications and payment of required fees, to ensure that the Units, the Common Shares and the Preferred Securities are included for quotation on the Nasdaq SmallCap Market.

            (s) Application for Secondary Market Exemptions. As of the first date that First Coastal and its securities are eligible, First Coastal will apply to the Department of Corporations of the State of California to have the Units, the Common Shares and the Preferred Securities listed as "Eligible Securities" for purposes of secondary market exemptions in the State of California. First Coastal will take such other similar steps as are reasonably necessary to obtain exemptions for secondary trading of the Units, the Common Shares and the Preferred Securities in the State of Arizona and other United States jurisdictions in which the securities trade on the secondary market.

      6. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters under this Agreement are subject to the accuracy, as of the date hereof and each Closing Date, of and compliance with all representations, warranties and agreements of the Offerors contained herein, to the accuracy of the statements of the Offerors made in any certificates delivered pursuant to the provisions hereof, to the performance by the Offerors of their obligations hereunder and to the following additional conditions:

            (a) Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, shall be effective at the time of execution of this Agreement. If required, the Prospectus that constitutes a part of the Registration Statement and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Offerors or Representatives, shall be contemplated by the Commission; and the Offerors shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

            (b) No Untrue Statement or Omission. The Representatives shall not have advised the Offerors that the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, contains an untrue statement of fact which, in the

      Representatives' opinion, is material, or omits to state a fact which, in the Representatives' opinion, is material and is required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

            (c) Absence of Changes. Except as contemplated in the Prospectus, since the respective dates as of which information is given in the Prospectus, (i) neither First Coastal, the Trust nor the Bank shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transaction not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (ii) there shall not have been any change in the capital stock, or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase capital stock, of First Coastal, the Trust or the Bank, and (iii) there shall not have been any material adverse change, or development reasonably likely to result in a material adverse change (whether or not arising from transactions in the ordinary course of business), in the financial condition, earnings, business, assets or results of operations of First Coastal, the Trust or the Bank, that in the Representatives' judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Prospectus.

            (d) Opinion of Counsel to the Offerors. On each Closing Date, there shall have been furnished to the Underwriters the opinion of Sullivan & Cromwell, special counsel for the Offerors, dated such Closing Date and addressed to the Underwriters, to the effect that:

                  (i) First Coastal has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, with full corporate power and authority to conduct its business as described in the Prospectus. The Bank has been duly organized and is validly existing as a national banking association in good standing under the applicable laws with full power and authority to conduct its business as described in the Prospectus. All of the outstanding shares of capital stock of the Bank have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by First Coastal free and clear of all liens, encumbrances, security interests and claims, except as set forth in the Prospectus and 12 U.S.C. Section 55.

                  (ii) First Coastal is duly registered as a bank holding
            company with the FRB under the BHC Act. The Bank is a member in good standing of the FRS and is an institution with deposit accounts insured by the FDIC to the fullest extent permitted by law. No proceedings for the termination or revocation of First Coastal's registration or the Bank's membership or insurance are, to the best knowledge of such counsel, pending or threatened.

                  (iii) First Coastal's authorized equity capitalization is as set forth in the Prospectus, and all of the issued and outstanding shares of capital stock of First Coastal have been duly authorized and validly issued and are fully paid and nonassessable. The Common Shares offered hereby have been duly and validly authorized and, when issued and delivered to and paid for by the

            Underwriters pursuant to this Agreement, will be fully paid and nonassessable and free and clear of all liens, security interests, claims and encumbrances and restrictions on transfer. Except as otherwise stated in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of capital stock of First Coastal pursuant to the Articles of Incorporation or Bylaws of First Coastal or, to the knowledge of such counsel, any agreement or other instrument to which First Coastal is a party or by which First Coastal is bound. To the best knowledge of such counsel, neither the offering nor the sale of the Securities gives or will give rise to any rights for or relating to the registration of any shares of capital stock or other securities of First Coastal (not including the Securities) under the Securities Act that have not been satisfied or waived prior to the date hereof. To the best knowledge of such counsel, except as stated in the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from First Coastal any shares of capital stock of First Coastal.

                  (iv) Each of the Trust Agreement, the Guarantee Agreement and
            the Indenture has been duly qualified under the 1939 Act.

                  (v) First Coastal has the full corporate power and authority to execute and deliver each Operative Document to which it is a party and to perform its obligations thereunder. Each of the Operative Documents to which First Coastal is a party has been duly authorized, executed and delivered by First Coastal, and each Operative Document to which First Coastal is a party (other than this Agreement) is a valid and legally binding obligation of First Coastal enforceable in accordance with its terms, except to the extent that enforcement may be limited by the Enforceability Exceptions.

                  (vi) The Junior Subordinated Debentures have been duly
            authorized, executed, authenticated, issued and delivered, are entitled to the benefits of the Indenture, and constitute valid and legally binding obligations of First Coastal enforceable in accordance with their terms, except to the extent that enforcement may be limited by the Enforceability Exceptions.

                  (vii) Under current U.S. federal income tax law, (A) the Trust will be classified as a grantor trust and not as an association taxable as a corporation; [(B) the Junior Subordinated Debentures should be classified as indebtedness of First Coastal]; and (C) the discussions in the Prospectus under "ERISA Considerations" and "Certain Federal Income Tax Consequences" are fair and accurate summaries of the matters addressed therein, based upon the assumptions stated or referred to therein.

                  (viii) Neither the execution, delivery and performance of this
            Agreement nor the consummation of any of the transactions contemplated hereby, including, without limitation, the issuance, sale and delivery of the Securities, will conflict with, result in a breach or violation of, or constitute a default under the Articles of Incorporation or Bylaws of First Coastal or any other document filed as an exhibit to the Registration Statement.

                  (ix) To the best knowledge of such counsel, no charge,
            investigation, action, suit or proceeding before or by any regulatory, administrative or governmental agency, arbitrator, body or authority is pending or threatened that might affect the performance of this Agreement or the consummation of the transactions herein contemplated or, except as disclosed in the Prospectus, that would or would be reasonably likely to have, individually or in the aggregate, a material adverse effect upon the financial condition, earnings, business, assets or results of operations of First Coastal or the Trust; provided that in the case of suits against AIB, such suits are limited to those originating in Los Angeles County.

                  (x) All regulatory consents, authorizations, approvals, orders and filings required to be obtained or made by First Coastal and the Trust under the Federal laws of the United States and the laws of the State of California for the issuance, sale and delivery of the Securities by First Coastal and the Trust have been obtained or made by First Coastal and the Trust.

                  (xi) Neither First Coastal nor the Trust is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

      In rendering such opinion, as to matters of fact, to the extent they deem proper, such counsel may rely on certificates of officers of First Coastal and trustees of the Trust, concerning matters within the respective areas of responsibility of any such officer and trustee, and of public officials, all of which shall be attached to such opinion.

            On each Closing Date, there shall also have been furnished to the Underwriters a letter from such counsel to the effect that, in the course of a review of the Registration Statement and the Prospectus, and discussions with representatives of the Underwriters, the Offerors and their accountants, considered in light of such counsel's understanding of applicable law and experience gained under their practice, the Registration Statement, as of its effective date, and the Prospectus, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Securities Act Regulations, and that nothing came to the attention of such counsel during the course of its review that caused it to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such letter may state that (A) such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Statement or the Prospectus, except for those made under the captions, "Description of

      Capital Stock," "Description of Units," "Description of Preferred Securities," "Description of Junior Subordinated Debentures," "Description of Guarantee and Expense Agreement" and "Relationship Among Preferred Securities, Junior Subordinated Debentures, Guarantee and Expense Agreement," to the extent they describe the terms of securities or agreements referenced therein, and "Underwriting" to the extent it describes the terms of this Agreement, and (B) such counsel does not express any opinion or belief as to the financial data contained in the Registration Statement or Prospectus. Such counsel shall also state that, to the best knowledge of such counsel, no action prohibiting the use of the Prospectus or any amendment thereof or supplement thereto or suspending the public offering of the Securities has been taken by the Commission or any other regulatory authority, and no proceedings for that purpose have been instituted or threatened.

            (e) Opinion of Special Delaware Counsel to the Offerors. On each Closing Date, there shall have been furnished to the Underwriters the opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Offerors, dated such Closing Date and addressed to the Underwriters, to the effect that:

                  (i) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act and, under the Trust Agreement and the Delaware Business Trust Act, has the trust power and authority to conduct its business as described in the Prospectus.

                  (ii) The Trust Agreement is a legal, valid and binding
            agreement of First Coastal and the Administrators thereunder, and is enforceable against First Coastal and the Administrators in accordance with its terms, except to the extent that enforcement may be limited by (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and
            (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

                  (iii) Under the Delaware Business Trust Act and the Trust
            Agreement, the execution and delivery of this Agreement by the Trust, and the performance by the Trust of its obligations hereunder, have been authorized by all requisite trust action on the part of the Trust.

                  (iv) The Preferred Securities have been duly authorized by the
            Trust Agreement. The Preferred Securities, when duly issued in accordance with the Trust Agreement and delivered against payment thereof in accordance with the Trust Agreement and this Agreement, will be validly issued and, subject to the qualifications set forth herein, fully paid and nonasssessable undivided beneficial interests in the assets of the Trust and will entitle the Preferred Security holders to the benefits of the Trust Agreement. The Preferred Security holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security holders may be obligated, pursuant to the Trust Agreement,
            (i) to provide indemnity and security in connection with and pay taxes or government charges arising from the transfer of certificates evidencing the Preferred Securities (the "Preferred Securities Certificates") and the issuance of replacement Preferred Security Certificates, and (ii) to provide security and indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Trust Agreement. The forms of certificates to evidence the Preferred Securities and Trust Common Securities comply with the Trust Agreement and comply with all applicable requirements, if any, of the Delaware Business Trust Act.

                  (v) The Common Securities have been duly authorized by the
            Trust Agreement and are duly and validly issued undivided beneficial interests in the assets of the Trust and are entitled to the benefits of the Trust Agreement.

                  (vi) The issuance of the Preferred Securities and the Trust
            Common Securities is not subject to pre-emptive rights under the Trust Agreement or the Delaware Business Trust Act.

                  (vii) The issuance and sale by the Trust of the Preferred
            Securities and the Trust Common Securities, the execution, delivery and performance by the Trust of this Agreement, and the consummation of the transactions contemplated by this Agreement, do not violate the Trust Agreement or any applicable Delaware law, rule or regulation.

            (f) Opinion of Counsel to the Underwriters. On each Closing Date, there shall have been furnished to the Underwriters such opinion or opinions from Munger, Tolles & Olson LLP, dated such Closing Date and addressed to the Underwriters, with respect to such matters as the Underwriters may reasonably require, and the Offerors shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

            (g) Certificates. On each Closing Date, there shall have been furnished to the Underwriters certificates, dated such closing date, signed by the Chairman, President and Chief Executive Officer and the Executive Vice President, Chief Financial Officer and Secretary of First Coastal, and by each of the Administrators of the Trust, to the effect that each has carefully examined the Registration Statement, the Preliminary Prospectus, the Prospectus (including any amendment thereof or supplement thereto), this Agreement and the other Operative Documents and that:

                  (i) The representations and warranties of the Offerors in this
            Agreement are true and correct on and as of the date of such certificate, with the same force and effect as if made on the date of such certificate, and the Offerors have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to such date;

                  (ii) No action prohibiting the use of the Prospectus or any amendment thereof or supplement thereto or suspending or prohibiting the public offering of the Securities has been taken by the Commission or any other body or authority, and no proceedings for such purposes have been instituted or, to such officers' knowledge, threatened; and

                  (iii) As of its respective dates, the Registration Statement and the Prospectus, and each amendment thereof and supplement thereto, conform or will conform in all material respects with all applicable requirements of the Commission and neither the Registration Statement nor the Prospectus (including any amendment thereof and supplement thereto) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; since the date of the Prospectus, there has occurred no event required to be set forth in an amendment of or supplement to the Registration Statement or the Prospectus in order to prevent the Registration Statement or the Prospectus from containing any untrue statement of a material fact or from omitting to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading which has not been so set forth; since the respective dates as of which information is given in the Prospectus, except as disclosed in the Prospectus, there has been no material adverse change, or development involving a prospective material adverse change, in the financial condition, earnings, business, assets or results of operations of First Coastal, the Trust or the Bank, whether or not arising from transactions in the ordinary course of business, neither First Coastal, the Trust nor the Bank has incurred any material liabilities or obligations, direct or contingent, or entered into any material transaction not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and there has not been any change in the capital stock, or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase capital stock, of First Coastal, the Trust or the Bank, and except as disclosed in the Prospectus, there is not pending, or, to the knowledge of such officers and trustees, threatened or contemplated, any action, suit or proceeding to which First Coastal, the Trust or the Bank is a party, or, to the knowledge of such officers and trustees, to which First Coastal, the Trust or the Bank is reasonably likely to be made a party, before or by any court or governmental agency, authority or body, or any arbitrator, which might result in any material adverse change in the financial condition, earnings, business, assets or results of operations of First Coastal, the Trust or the Bank.

            (h) Accountants' Comfort Letter. At the time of the execution of this Agreement, the Underwriters shall have received from Vavrinek, Trine, Day & Co. LLP a letter, dated such date, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information of First Coastal and AIB contained in the Prospectus.

            (i) Bring-down Comfort Letter. At each Closing Date, the Underwriters shall have received from Vavrinek, Trine, Day & Co. LLP a letter, dated as of such Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to such Closing Date.

            (j) NASD Review. At the date of this Agreement and at each Closing Date, the NASD, upon review of the terms of the public offering of the Securities, shall not have objected to such offering, such terms or the Underwriters' participation in such offering.

            (k) Blue Sky Qualifications. The Securities will be qualified in such states as the Representatives may reasonably request and each such qualification shall be in effect and not subject to any stop order or other proceeding on any Closing Date.

            (l) Lockup Letters. The Representatives shall have received from each person who is an executive officer or director of First Coastal and/or the Bank and from each person owning five percent or more of any class of First Coastal's capital stock a written agreement, in the form attached hereto as Exhibit B, to the effect that such person will not, for a period of fifteen (15) months following the date hereof, without the written consent of the Representatives, offer for sale, sell or contract to sell, grant any option for the sale or otherwise dispose of, directly or indirectly, or announce the disposition of, any shares of common stock or any shares of preferred stock, or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, shares of common stock or preferred stock, of First Coastal, the Trust or the Bank.

            (m) Acquisition of AIB. The acquisition of AIB by First Coastal shall have been approved by the shareholders of AIB, First Coastal shall have received all required bank regulatory approvals, and all other conditions precedent to each party's obligations to consummate the acquisition of AIB by First Coastal and shall have been satisfied or waived in writing. The AIB acquisition agreement shall have been duly amended to change the January 15, 1999 financing deadline to February 28, 1999 and shall not have been terminated by either party, or otherwise amended in any material respect.

            (n) Reverse Stock Split. First Coastal shall have effected a one-for-five reverse split of its outstanding Common Shares.

            (p) Conversion Agreement. First Coastal shall have entered into a Conversion Agreement with Joseph H. Wender, Charles A. Davis, Stephen Friedman and John Markham Green obligating each to convert all shares of Series A Preferred held by them on or before the Initial Closing Date, and such agreements shall remain in full force and effect.

            (q) Subscription Agreement. California Community LLC shall have entered into a Subscription Agreement with First Coastal obligating it to exercise all warrants to purchase First Coastal common stock held by it on or before the closing of the AIB acquisition and such agreement shall remain in full force and effect as of each Closing Date.

            (r) Further Assurances. On or prior to each Closing Date, the Offerors shall have furnished to the Underwriters and their counsel such further information, certificates and documents as the Underwriters or their counsel or they may reasonably request.

      7.    REPRESENTATIVES' EXPENSES.

      (a) Expense Allowance. At the Initial Closing Date, First Coastal shall pay the Representatives for their expenses incurred in connection with the Offering, on a non-accountable basis, an amount equal to $160,000 less $25,000 advanced by First Coastal to the Representatives prior to the Initial Closing Date. Such expense allowance may be deducted by the Representatives from the amount due to First Coastal for the purchase of Common Shares pursuant to
Section 2(a) hereof. Nothing in this Section 7(a) shall reduce or otherwise affect the obligation of First Coastal to pay the expenses described in Section 5(h), including expenses that may be incurred by the Representatives or their counsel on behalf of First Coastal.

      (b) Reimbursement of Representatives' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof (other than Section 6(j) or 6(k)) is not satisfied, or because of termination of this Agreement pursuant to Section 10 hereof, or because of any refusal, inability or failure on the part of the Offerors to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriters, First Coastal will reimburse the Representatives upon demand for all out-of-pocket expenses (including, without limitation, all reasonable fees and disbursements of Underwriter's counsel) that shall have been incurred by them in connection with the preparation of this Agreement and the proposed placement and sale of the Securities.

      8.    INDEMNIFICATION AND CONTRIBUTION.

      (a) Indemnification of Underwriters. The Offerors agree jointly and severally to indemnify and hold harmless the Underwriters and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement, any statement or communication issued by either of the Offerors in connection with the offering of the Securities, or in the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agree to reimburse promptly each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Offerors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Offerors by the Representatives on behalf of the Underwriters specifically for use in connection with the preparation thereof, and (ii) such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities that are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the confirmation of the sale of such Securities to such person and the untrue statement or omission or alleged untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented).

      (b) Indemnification of Offerors. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Offerors, each of their directors, officers and Administrators, and each person who controls an Offeror within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement, any statement or communication issued by either of the Offerors in connection with the offering of the Securities, or in the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Prospectus, the Registration Statement, any statement or communication issued by the Offerors in connection with the offering of the Securities, or in the Prospectus, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information related to the Underwriter furnished to the Offerors by the Representatives specifically for use in the preparation of the documents referred to in the foregoing indemnity, and will reimburse the Offerors and any such controlling persons for any legal or other expenses reasonably incurred by the Offerors or any such controlling person in connection with investigating or defending against any such loss, claim, liability or action. This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have. The Offerors acknowledge that the statements set forth in the [____] paragraph under the heading "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter for inclusion in any of the documents referred to in the foregoing indemnity, and the Underwriters confirm that such statements are correct.

      (c) Procedures. Promptly after receipt by an indemnified party (including any controlling person) under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified part, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of paragraph (a) of this Section 8, representing the indemnified party under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized the employment of separate counsel for the indemnified party at the expense of the indemnifying party, and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). Any indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 8 to which it has not agreed in writing.

      (d) Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnification provided for in this Section 8 is for any reason insufficient to hold harmless, or is held to be unavailable in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the indemnified party failed to provide notice in accordance with subsection (c) above, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Offerors, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant considerations. The relative benefits received by the Offerors on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Offerors and the total commission received by the Underwriters in this offering, bear to the aggregate initial offering price of the Securities. The relative fault of the Offerors, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Offerors, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Offerors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each officer, director and Administrator of an Offeror, and each person, if any, who controls an Offeror within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Offeror. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Securities set forth opposite their respective names in Schedule I hereto and not joint.

      9. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at any Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement at such Closing Date (the "Defaulted Securities"), the Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other Underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

            (a) if the number of Defaulted Securities does not exceed 10% of the total number of Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective purchasing obligations hereunder bear to the purchasing obligations of all non-defaulting Underwriters, or

            (b) if the number of Defaulted Securities exceeds 10% of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default. In the event of any such default which does not result in a termination of this Agreement, either the Underwriters or the Offerors shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Prospectus or in any other documents or arrangements. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 9.

      10. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Offerors at any time prior to the Closing Date, if prior to such time (a) a banking moratorium shall have been declared either by Federal or California State authorities or (b) there shall have occurred any outbreak or material escalation of major hostilities in which the United States is involved or other substantial calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the Representatives' judgment, impracticable to proceed with the completion of the sale of and the payment for the Securities. Any termination of this Agreement pursuant to this Section 10 shall be without liability of any party to any other party, except as specified in Section 7 and except that the provisions of Section 8 hereof shall be effective at all times.

      11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities, and other statements of the Offerors and their officers and trustees and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Offerors or any of the officers, trustees, directors or controlling persons referred to in
Section 8 hereof, and will survive delivery of and payment of the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

      12. NOTICES. All communications hereunder will be in writing, effective only on receipt, and addressed as follows: (i) if to the Offerors, First Coastal Bancshares, 275 Main Street, El Segundo, California 90245, Attention: Don M. Griffith, with a copy to Sullivan & Cromwell, 1888 Century Park East, Los Angeles, California 90067, Attention: Stanley F. Farrar; and (ii) if to the Representatives, Peacock, Hislop, Staley & Given, Inc., 2999 North 44th Street, Suite 100, Phoenix, Arizona 85018, Attention: Thomas L. Thomas, Managing Director, and Wedbush Morgan Securities Inc., 1000 Wilshire Boulevard, Suite 900, Los Angeles, California 90017, Attention: Barton I. Gurewitz, Managing Director, with a copy to Munger, Tolles & Olson LLP, 355 South Grand Avenue, Los Angeles, California 90071, Attention: Michael J. O'Sullivan, or in any case to such other address as the person to be notified may have requested in writing.

      13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 8 hereof. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person.

      14. APPLICABLE LAW. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of California.

      15. COUNTERPARTS AND FACSIMILE SIGNATURES. This Agreement may be executed in various counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument. This Agreement may also be executed either manually or by facsimile, and both types of signatures shall be of equal force and effect.

      16. AGREEMENT SUPERSEDES. This Agreement shall supersede all prior agreements and understandings between the parties respecting the subject matter hereof. This Agreement may not be changed or terminated orally by or on behalf of any party.

      17. HEADINGS. The Section and paragraph headings in this Agreement are provided for convenience only and will not affect the construction or interpretation of this Agreement.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among First Coastal, the Trust and the Underwriters.

                                        Very truly yours,

                                        FIRST COASTAL BANCSHARES

                                        By:
                                               ---------------------------------
                                        Name:  Don M. Griffith
                                        Title: Chairman, President and
                                                Chief Executive Officer


                                        FIRST COASTAL CAPITAL TRUST

                                        By:    First Coastal Bancshares,
                                                as Depositor


                                        By:
                                               ---------------------------------

                                        Name:  Don M. Griffith
                                        Title: Chairman, President and
                                                 Chief Executive Officer


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

PEACOCK, HISLOP, STALEY & GIVEN, INC.

By:
       ---------------------------------
Name:  Thomas L. Thomas
Title: Managing Director


WEDBUSH MORGAN SECURITIES INC.

By:
       ---------------------------------
Name:  Barton I. Gurewitz
Title: Managing Director

For themselves and as Representatives
of the Underwriters named in
Schedule I hereto

                                   SCHEDULE I

                                           Number of Firm         Number of Option
                                            Units to be             Units to be
           Underwriter                    Offered for Sale        Offered for Sale
           -----------                    ----------------        ----------------
Peacock, Hislop, Staley & Given, Inc.          150,000                 15,000
Wedbush Morgan Securities Inc.                 150,000                 15,000
                                               -------                 ------
      Total                                    300,000                 30,000

                                    EXHIBIT A

                        Form of Representatives' Warrant

                                    EXHIBIT B

                            Form of Lock-Up Agreement